Securities Exchange Act of 1934 -- Form 8-K



                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              Date of Report :
                              February 4, 1998
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                      CBL & ASSOCIATES PROPERTIES, INC.
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           (Exact name of registrant as specified in its charter)


      Delaware                   1-12494                  62-1545718
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   (State or other           (Commission                (IRS Employer
   jurisdiction of           File Number)               Identification
   incorporation)                                       Number)


     One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
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                (Address of principal executive offices)


            Registrant's telephone number, including area code:
                              (423) 855-0001
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

                   CBL & ASSOCIATES PROPERTIES, INC.

                     Conference Call Outline
                        February 4, 1998
                           10:00 a.m.


 Good morning. We appreciate your participation in our conference call to discuss the 1997 results.

  Before we begin, I would like to remind everyone that this conference call contains "forwarding-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. We direct you to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.


 Growth

 1997 was definitely a successful year for our company. We enjoyed growth, not only internally from our existing portfolio, but externally from new developments and acquisitions. We increased the total overall square footage in our portfolio by 22%, while at the same time increasing our funds from operations by 25.1%. The internal growth in our portfolio is evidenced by the increased occupancy levels at both our stabilized malls as well as our new malls. The positive impact of this increased occupancy will be fully experienced during 1998 as the leasing results occurred throughout 1997.

 We had our greatest year of new developments in 1997, completing
 3.2 million square feet of new projects and expanding four shopping centers by 200,000 square feet. In addition, our acquisition program completed 1.2 million square feet of acquisitions in 1997 and has delivered 1.9 million square feet of new acquisitions in the first month of 1998.


 Let us examine the components of this growth.

 Our FFO for 1997 increased by 25.15% over 1996 primarily due to:
 1. The one new mall and one major mall expansion, two associated centers, two power centers and seven new community centers opened over the last twenty-four months totaling approximately 4.4 million square feet;
 2. The acquisition of five properties, one in November 1996 and one in January 1997, a 49% interest in a third property in June 1997, and two properties that were acquired in August and September 1997;
 3. Improved operations and 200,000 square feet of expansions in our existing centers.

 As a result of the addition of eighteen centers developed and acquired during the last twenty four months, our expenses for 1997 increased by 24.4% over 1996. These eighteen centers at December 31, 1997 had an average occupancy of 92.2%. The initial returns on these properties, at opening, range from 8.5% to 12.0%. Please remember that these returns are calculated on rents in place rather than straight line rents and after deducting a 5% management fee.

 Our cost recovery ratio for this year was 92.2% compared to 94.8% for 1996. The addition of properties to our portfolio that have non recoverable ground rent had an impact on our cost recovery ratio. We are focused on cutting expenses and maximizing our recoveries to improve our overall recovery ratio.

 We increased the total square footage of our portfolio by 22% during 1997, and even with this substantial increase our existing portfolio accounted for 18% of FFO growth over 1996. The new properties opened and acquired in the last twenty-four months accounted for 82% of the FFO growth.

 For the fourth quarter of 1997, the existing portfolio accounted for 12% of our FFO growth over the prior year period and the new properties opened and acquired in the last twenty-four months accounted for 88% of this quarter's FFO growth.

 One point I should make is that 1996 results included $.035 per share of FFO from 5 centers that were sold during 1996. The proceeds from these sales were used to fund our development program which, as these centers opened, have provided higher yields. This is consistent with our philosophy of redeploying our capital to higher yielding assets.

 Funds from Operations and Adjusted Funds from Operations
 Our total funds from operations for 1997 on a diluted fully converted basis rose to $2.21 per share or $73.1 million.
 Although NAREIT allows it we do not include outparcel sales or straight-lined rents in our conservative practice of calculating FFO. Had we included these two items, our FFO for 1997 would have increased by an additional $.07 for straight line rents and $.16 for outparcel sales to $2.44 per diluted fully converted share.

 Dividend and Payout Ratio
 Our payout ratio for 1997 was 79.7% as compared to 82.0% for 1996. Although our dividend has increased at a compounded annual rate of 5.7% since our IPO, our payout ratio has declined from 98% in our first year to its current level of 79.7%. Our payout ratio calculated as NAREIT allows with straight line rents and outparcel sales in FFO would have been 72% for 1997.

 Capital Structure
 As of December 31, 1997, our total consolidated and unconsolidated debt was $761.4 million, with a weighted average interest rate of 7.59% as compared to 8.04% at December 31, 1996. Our debt to total market capitalization ratio was 47.9%. Our EBITDA to interest ratio was 2.97 for 1997 compared to 3.12 for 1996. Excluding outparcel sales, the EBITDA to interest ratio increased to 2.83 for 1997 compared to 2.74 for 1996.

 Our total fixed rate debt as of December 31, 1997, was $411.7 million, with a weighted average interest rate of 8.07% as compared to 8.74% at December 31, 1996. Our total variable rate debt as of December 31, 1997 was $349.7 million, with a weighted average interest rate of 7.01%. Variable rate debt relating to our projects under construction accounted for $159.5 million of the total. The remaining $190.2 million of variable rate debt was associated with operating properties. With $155.3 million of applied interest rate caps and swaps, we had $34.7 million of exposure on our operating properties at year end. In the first week of 1998 an additional $65 million swap eliminated our FFO Interest expense exposure to floating rate debt.

 Capital Expenditures
 Revenue Generating capital expenditures, or tenant allowances for improvements, for 1997 were $5.9 million which includes $1.0 million we had expected to spend in 1996.

 Revenue Enhancing capital expenditures, or remodeling and renovation costs, were $3.8 in 1997.

 Revenue Neutral capital expenditures, which are recovered from the tenants, were $6.1 million for 1997.

 Developments/Acquisitions/Expansions

 In 1997 we opened 3.2 million square feet and acquired another 1.2 million square feet of retail space, and completed 200,000 square feet of expansions increasing the size of our portfolio by 4.6 million square feet, or 22%.

 Developments

 On October 15, we opened Bonita Lakes Mall, a 632,000 square foot regional mall in Meridian, Mississippi anchored by Sears, JC Penney, McRae's and Dillards. Bonita Lakes Mall is currently 93% leased and committed. Bonita Lakes Crossing, a 110,500 square foot associated center, opened with the mall and is currently 86.5% leased and committed.

 The first phase of Cortlandt Town Center in Cortlandt, New York was opened on November 15,1997. The entire project will be open by the Fall of 1998 and we are currently 96.1% leased and committed.

 In November we also opened a 10,000 square foot addition to Chester Square in Richmond, Virginia, a 7,500 square foot expansion to Buena Vista Plaza in Columbus, Georgia, and a 12,000 square foot expansion to Pemberton Plaza in Vicksburg, Mississippi.

 During the fourth quarter we started construction on Arbor Place Mall in Douglasville, Georgia a suburb of Atlanta. The 1.3 million square foot mall is scheduled to open in October 1999. Included in plans for the development of the mall is an associated center The Landing at Arbor Place. In December we closed on the land for Sand Lake Corner a 538,733 square foot power center in Orlando, Florida. Other projects under construction include: Sterling Creek

 Commons in Portsmouth, Virginia, a 65,500 square foot community center expected to open in the summer of 1998.

 Acquisitions

 In January 1997 we acquired the 122,000 square foot Sutton Plaza in Mt Olive, New Jersey. In August 1997 we acquired Spartan Plaza in Spartanburg, South Carolina, a 151,000 square foot center adjacent to our Westgate Mall in Spartanburg. We have renamed it Westgate Crossing and are currently redeveloping and retenanting the center. In September 1997 we acquired Springdale Mall in Mobile, Alabama. The 926,000 square foot mall is anchored by Gayfers, McRae's, and Montgomery Ward. We are redeveloping, remodeling and retenanting the center.

 January 1998 was a big month for acquisitions. On January 2, 1998 we acquired Asheville Mall in Asheville, North Carolina which is a 820,044 square foot mall anchored by Belk, Dillard's, JC Penney, Montgomery Ward and Sears. Asheville Mall is currently 98.5% leased. On January 30, 1998 we acquired Burnsville Center in Burnsville Minnesota. The mall located in a suburb of Minneapolis is a 1,078,568 square foot super regional mall anchored by Dayton's, JC Penney, Mervyn's and Sears.

 We are pleased that our conservative disciplined approach to acquisitions has yielded two quality properties so far this year with impressive growth potential. We expect the performance of these two new acquisition properties to parallel the performance of St Clair Square in Fairview Heights, Illinois. Our yield on St Claire Square increased from an initial 8.9% at acquisition in November, 1996 to a 9.8% return 12 months later with an increase of 52% in FFO. We will continue to selectively identify acquisition opportunities that can benefit in a similar way from our leasing, management and development expertise.

 Expansions

 During 1997 we added 7,500 square feet of retail space at Buena
 Vista Plaza in Columbus Georgia and increased the retail space at Pemberton Plaza in Vicksburg, Mississippi by 80% adding 12,000 square feet.

 We currently have under construction a 23,645 square foot expansion to Gervin Plaza in Jacksonville, Florida and 14,000 square foot expansion to an associated center Hamilton Crossing in Chattanooga, Tennessee.

 During the first quarter of 1997 we added a 94,000 square foot Dillard's to Twin Peaks Mall in Longmont Colorado and a 85,000 square foot Dillard's to Frontier Mall in Cheyenne, Wyoming. This past November we also announced the planned addition of a 92,000 square foot Sears department store to Lakeshore Mall in Sebring Florida which will be the fifth anchor store.

 Occupancy/Leasing
 As stated in our news release overall portfolio occupancy increased to 93.7% at December 31, 1997, compared with 93.3% at December 31, 1996. This occupancy increase is more impressive considering that it includes Springdale Mall and Westgate Crossing which are redevelopment centers, currently being retenanted.

 During the fourth quarter, our results from renewal leasing, which compares rent achieved on new leases with the base and percentage rent previously paid in that space, were encouraging with the best results being in our malls and associated centers. Malls increased 9.8% to a new per square foot average of $22.24; associated centers increased 10.1% to a new per square foot average of $14.85; and community centers increased 8.7% to a new per square foot average of $8.37. For 1997 our spreads on an average year basis are up 6.9% for malls, up 6.9% for associated centers, and up 6.4% for community centers.

                4th Quarter Leasing Performance


                            New PSF
               Prior PSF     Rent-     New PSF    % Change    % Change
                 Rent       Initial    Rent-Avg.   Initial     Average
              ----------   ---------  ----------  ---------   ---------

Malls           $20.26      $21.54      $22.24       6.4%        9.8%

Associated
Centers          13.50       14.73       14.85       9.2%        10.1%

Community
Centers           7.70        8.15        8.37       5.8%        8.7%


 A comparison of both new and renewal leasing with the tenants who have vacated year to date reveals that in addition to occupancy gains, we have also shown improvement in leasing overall.

 In the mall portfolio, we leased 481,826 square feet at an average rate of $21.59 per square foot with 173,829 square feet of tenants vacating.

 In the associated centers, we leased 56,055 square feet at an average rate of $13.75 per square foot with 50.535 square feet of tenants vacating.

 In the community centers, we leased 331,476 square feet at an average rate of $8.24 per square foot with 42,411 square feet of tenants vacating.

  Sales
 Mall shop sales in our stabilized malls, for those tenants who have reported, increased 4.7% on a comparable per square foot basis for 1997 as compared to 1996 which is significantly above
 the industry average.   Occupancy costs as a percentage of sales
 at our stabilized malls, was 11.2% at December 31, 1997, compared to 11.5% at December 31, 1996.

 Retail Outlook
 Though FFO growth in our existing portfolio was overshadowed by the growth from a record number of openings and acquisitions, we remain encouraged by the improvement in leasing, mall occupancy and tenant sales in our existing portfolio. 1997 was a record year for adding square feet and properties and we expect that 1998 will be a record year for FFO growth as we maximize our returns on those 1997 additions.

 I would like to note that a transcript of my comments will be filed as a form 8-K and will be available upon request. This concludes our prepared remarks for today. I would now be happy to answer any questions you may have.

                            SIGNATURE





 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      CBL & ASSOCIATES PROPERTIES, INC.

                                              /c/ John N. Foy
                                      ------------------------------------
                                                 John N. Foy
                                           Executive Vice President,
                                          Chief Financial Officer and
                                                  Secretary
                                          (Authorized Officer of the
                                                  Registrant,
                                        Principal Financial Officer and
                                         Principal Accounting Officer)




 Date:   February 4, 1997